                         CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our reports dated January 25, 1999 on the 1998 financial statements of Skyline Special Equities Portfolio, Skyline Small Cap Value Plus, and Skyline Small Cap Contrarian, comprising the Skyline Funds and their incorporation by reference in the Registration Statement (Form N-1A) and in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 26 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-11755) and in the Amendment No. 28 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-05022).



                                                  /s/ Ernst & Young LLP



Chicago, Illinois
February 25, 1999